As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Shyft Group, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2078923 (IRS Employer Identification No.)

41280 Bridge Street Novi, Michigan (Address of principal executive offices)	48375 (Zip Code)

The Shyft Group, Inc. Stock Incentive Plan

(Full title of the plan)

Joshua Sherbin, Esq.

Chief Legal, Administrative and Compliance Officer and Corporate Secretary

The Shyft Group, Inc.

41280 Bridge Street

Novi, Michigan 48375

(Name and address of agent for service)

(517) 543-6400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Shyft Group, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 800,000 shares of common stock, no par value per share, of the Registrant (the “Common Stock”) under The Shyft Group, Inc. Stock Incentive Plan (the “Plan”). The Plan is an amendment and restatement, effective May 17, 2023, of The Shyft Group, Inc. Stock Incentive Plan of 2016, as thereafter amended and restated (including most recently amended and restated effective May 14, 2025), for which previously filed registration statements on Form S-8 are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-255240) filed by the Registrant on April 15, 2021, the Registration Statement on Form S-8 (Registration No. 333-213581) filed by the Registrant on September 12, 2016 (as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-213581) filed by the Registrant on November 3, 2016), and the Registration Statement on Form S-8 (Registration No. 333-273352) filed by the Registrant on July 20, 2023, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (Commission File No. 001-33582), filed February 20, 2025;

(b)	The Registrant’s Quarterly Report on Form 10-Q (Commission File No. 001-33582), filed April 24, 2025;

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 001-33582), filed May 6, 2025, May 14, 2025, May 20, 2025 and June 6, 2025; and

(d)

The description of the Common Stock contained in the Registrant’s Registration Statement filed under the Exchange Act (Commission File No. 001-33582), as amended by the description of the Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-33582), filed March 16, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Commission File No. 001-33582), filed March 25, 2021)
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-33582), filed February 22, 2024)
4.3	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act (incorporated herein by reference to Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (Commission File No. 001-33582), filed March 16, 2020)
4.4	The Shyft Group, Inc. Stock Incentive Plan (Amended and Restated Effective May 14, 2025) (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A (Commission File No. 001-33582), filed March 31, 2025)
5.1	Opinion of Counsel (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP (filed herewith)
23.2	Consent of Counsel (included in Exhibit 5.1) (filed herewith)
24.1	Powers of Attorney (included on signature page of this Registration Statement)
107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on this 13th day of June, 2025.

THE SHYFT GROUP, INC.

By:	/s/ Joshua Sherbin
Name: Joshua Sherbin
Title: Chief Legal, Administrative and Compliance Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints John Dunn, Scott M. Ocholik, Joshua Sherbin and Jay Goldbaum, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to the Registration Statement and any and all applications or other documents to be filed with the Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: June 13, 2025	/s/ John Dunn John Dunn Director, President and Chief Executive Officer (principal executive officer)

Date: June 13, 2025	/s/ Scott M. Ocholik Scott M. Ocholik Interim Chief Financial Officer and Vice President, Chief Accounting Officer and Corporate Controller (principal financial and accounting officer)

Date: June 13, 2025	/s/ James A. Sharman James A. Sharman Director

Date: June 13, 2025	/s/ Michael Dinkins Michael Dinkins Director

Date: June 13, 2025	/s/ Carl Esposito Carl Esposito Director

Date: June 13, 2025	/s/ Angela K. Freeman Angela K. Freeman Director

Date: June 13, 2025	/s/ Pamela L. Kermisch Pamela L. Kermisch Director

Date: June 13, 2025	/s/ Paul A. Mascarenas Paul A. Mascarenas Director

Date: June 13, 2025	/s/ Terri A. Pizzuto Terri A. Pizzuto Director

Date: June 13, 2025	/s/ Mark B. Rourke Mark B. Rourke Director

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